Exhibit 99.3

AMENDED AND RESTATED

AGREEMENT RELATING TO STOCK

THIS AMENDED AND RESTATED AGREEMENT RELATING TO STOCK, dated as of October 26, 2009, is made by, between and among each of Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, not individually, but solely in their capacity as trustees of the trusts listed on Schedules A-1, A-2 and A-3 attached hereto (together with their successors, the “Trustees”) and each of the Persons from time to time listed on Schedule B attached hereto (each an “Adult Beneficiary”) or Schedule C attached hereto. The Trustees, the Adult Beneficiaries and holders of Other Shares (as defined below) joined pursuant to Section 3(h) below are referred to herein individually as a “Stockholder” and collectively as the “Stockholders”.

R E C I T A L S

WHEREAS, the Stockholders are party to that certain Agreement Relating to Stock dated as of August 28, 2007 as amended by the Amended and Restated Agreement Relating to Stock dated July 30, 2009 (the “Original Agreement”).

WHEREAS, the Stockholders own or may in the future own shares of common stock, $0.01 par value per share (the “Common Stock”), of Global Hyatt Corporation (the “Company”) held in trust or held directly or indirectly by such Stockholders;

WHEREAS, the parties desire to enter into this Agreement to set forth their understandings regarding certain Transfers of Restricted Stock; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement upon the terms and conditions set hereinafter set forth.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Rules of Construction.

(a)	For purposes of this Agreement, each of the following terms shall have the meaning ascribed to it in this Section 1:

“2007 Stockholders Agreement” – the 2007 Stockholders Agreement dated as of the Effective Date among the Company and certain stockholders of the Company as parties thereto (as amended from time to time).

“AAA” – American Arbitration Association.

“Adult Beneficiary” – as defined in the Preamble.

“Affiliate” – as to any Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” – this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” – the average of the Closing Price per share of Common Stock on each of the fifteen (15) consecutive Trading Days ending on the Trading Day immediately preceding the relevant date of determination, provided that if the Common Stock is not listed or regularly traded on any national or regional securities exchange or association or over-the-counter market, the Applicable Market Value shall be as determined by the Board of Directors of the Company (and validated by the Financial Advisor to the Company).

“Business Day” – any day other than a Saturday, Sunday or other day in Chicago, Illinois on which banking institutions are authorized by law or regulations to close.

“Claim” – as defined in Section 6(b).

“Closing Price” – on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange or The Nasdaq Stock Market on such date or, if the Common Stock is not listed for trading on the New York Stock Exchange or The Nasdaq Stock Market on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States securities exchange, the average of the last quoted bid price and asking price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the average of the last quoted bid price and asking price for the Common Stock on the GS Tradable Unregistered Equity OTC Market.

“Common Stock” – as defined in the Recitals.

“Company” – as defined in the Preamble.

“Effective Date” – August 28, 2007.

“Exchange Act” – the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Existing Stockholders” – (i) members of the Pritzker family who are lineal descendants of Nicholas J. Pritzker, deceased, and spouses thereof, (ii) trusts for the benefit of the persons listed in clause (i) of this definition and/or (iii) Affiliates of any of the Persons listed in clauses (i) and (ii) of this definition.

“Financial Advisor” means Goldman Sachs & Co. as financial advisor to the Company, or another nationally recognized investment banking firm selected by the Company.

“Governmental Authority” – any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Immediate Family” – as to any individual, any one or more of such individual’s parents, mother-in-law, father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children (including by way of adoption).

“New AB” – as defined in Section 3(h).

“Original Agreement” – as defined in the Recitals.

“Other Shares”– any shares of Common Stock owned on the Effective Date directly or indirectly by trusts for the benefit of an Adult Beneficiary (and/or such Adult Beneficiary’s lineal descendants) which are not any of the trusts described in Schedules A-1, A-2 or A-3 hereto.

“Permitted Transfer” – one or more Transfers made by a Stockholder (i) to or for the benefit of a member or members of the Immediate Family of an Adult Beneficiary, (ii) to a private charitable foundation created by the Pritzker Foundation, (iii) to grant collateral security interests; provided that in the event that beneficial ownership of the pledged shares of Restricted Stock is transferred from a Stockholder to the lender(s) (or any other third party) by foreclosure or otherwise, such Transferee would (a) be subject to all of the restrictions and limitations imposed on such Restricted Stock and Stockholder in respect thereof prior to such Transfer (including, without limitation, transfer restrictions, rights of first refusal and drag-along rights) and (b) not be vested with any of the rights or benefits enjoyed by the Stockholder with respect to such shares of common stock (other than the right to receive dividends paid thereon, tag-along rights, and the proceeds thereof), (iv) to another Stockholder, (v) to one or more trusts for the benefit of an Adult Beneficiary or such Adult Beneficiary’s Immediate Family, or (vi) by operation of the provisions of the trust instrument of a trust which is in existence on the Effective Date, or which is a successor trust by way of being a “mirror”, “sub” or “split” trust, directly or indirectly, of a trust which is in existence on the Effective Date so long as the recipient of such Transfer is a permitted Transferee under clauses (i) through (v) of this definition; it being understood that any change in trustees of any such trust is a Permitted Transfer so long as such new trustee agrees to be bound by the terms of this Agreement in respect of such trust.

“Person” – an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any Governmental Authority.

“Public Offering” means (i) any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto) or (ii) any private distribution by the Company of its equity securities to more than 50 qualified institutional buyers.

“Qualified Public Offering” – a firm commitment underwritten public offering (or a private distribution to more than 50 qualified institutional buyers) of the Common Stock that: (i) yields gross proceeds of not less than $1,000,000,000, or (ii) results in the sale (including the sale by any selling shareholders) of fifteen percent (15%) or more of the Common Stock of the Company outstanding immediately prior to such offering.

“Request for Arbitration” – as defined in Section 6(a).

“Restricted Stock” – Common Stock owned, directly or indirectly, by a Stockholder on the Effective Date or Other Shares made subject to this Agreement under Section 3(h) and held by a Stockholder.

“Restriction Expiration Date” – 11:59 pm (Central time) on day after the first to occur of (i) the 365th day following the eighth (8th) anniversary of the Effective Date, (ii) the date that is five and one-half (5.5) years following the consummation of a Qualified Public Offering and (iii) the date on which the stockholders of the Company party to the 2007 Stockholders Agreement are released from the transfer restrictions set forth in Section 3 thereof.

“Securities Act” – the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Stockholder(s)” – as defined in the Preamble.

“Trading Day” – a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock at the close of business on such day.

“Transfer” – as defined in Section 2.

“Transferee” – a Person to whom shares of Restricted Stock or Other Shares are Transferred.

(b)	The following provisions shall be applied wherever appropriate herein:

(i)	for purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All terms defined herein in the singular shall have the same meaning when used in the plural; all terms defined herein in the plural shall have the same meaning when used in the singular;

(ii)	with regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement;

(iii)	all references herein to Sections, subsections, paragraphs, subparagraphs and clauses shall be deemed references to such parts of this Agreement, unless the context shall otherwise require;

(iv)	all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require;

(v)	the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(vi)	any accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as applied in the United States; and

(vii)	the Exhibits and Schedules, if any, attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

2. Restrictions on Transfer. Except as expressly permitted in this Agreement, following a Qualified Public Offering, no Stockholder shall in any way, directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, distribute, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of the Stockholder as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of the Restricted Stock under judicial order or legal process, carry out or permit the transfer of, all or any portion of such Stockholder’s Restricted Stock (any of the foregoing, a “Transfer”). Following a Qualified Public Offering, any Transfer of Restricted Stock not expressly permitted herein shall be void and of no effect.

3. Certain Permitted Transfers. Notwithstanding anything to the contrary in Section 2:

(a)	Subject to Section 3(d), a Stockholder may Transfer all or a portion of such Stockholder’s Restricted Stock (i) to the Company, (ii) in a Permitted Transfer and (iii) as permitted by Sections 3(b) and 3(c).

(b)

Subject to Section 3(d), a Stockholder may Transfer up to a number of shares of Restricted Stock equal to one-third (1/3rd) of the number of shares of Restricted Stock that were held, directly or indirectly, by such Stockholder and/or trusts for the benefit of such Stockholder (and/or such Stockholder’s lineal descendants) on the Effective Date (and for this purpose, Other Shares made subject to this

Agreement under Section 3(h) shall be deemed to have been held on the Effective Date) to one or more un-Affiliated third parties (i) during each 365-day period beginning on the sixth (6th), seventh (7th) and eighth (8th) anniversaries of the Effective Date, or (ii) if earlier, the dates that are three and one-half (3.5) years, four and one-half (4.5) years and five and one-half (5.5) years following the consummation of a Qualified Public Offering; provided that in the case of Transfers described in clause (ii) of this Section 3(b), such Transfers are accomplished by way of a broad distribution sale.

(c)

In addition to Section 3(b) above, following the first Public Offering and subject to Section 3(d), a Stockholder may Transfer up to a number of shares of Restricted Stock equal to one-third (1/3rd) of the number of shares of Restricted Stock that were held by such Stockholder and/or trusts for the benefit of such Stockholder (and/or such Stockholder’s lineal descendants) on the Effective Date (and for this purpose, Other Shares made subject to this Agreement under Section 3(h) shall be deemed to have been held on the Effective Date) to one or more un-Affiliated third parties (i) at any time following the end of the first calendar year during which the Existing Stockholders at any time during such year owned less than twenty five percent (25%) of the Common Stock outstanding at such time or (ii) at any time following both (A) the Effective Date and (B) the first date on which the Applicable Market Value exceeded one hundred sixty five percent (165%) of the gross price per share at which the Common Stock was first traded in the first Public Offering of the Common Stock; provided that in the case of Transfers described in the immediately preceding clauses (i) and (ii), such Transfers are accomplished either by way of an underwritten Public Offering with a principal underwriter reasonably acceptable to the Company or by way of an otherwise broad distribution sale.

(d)	No Transfer may be made pursuant to this Section 3 which would violate or be inconsistent with any other agreement a Stockholder may have with the Company, or which would result in registration by the Company or of any securities of the Company being required under any applicable laws (unless such Transfer is made in connection with and subject to any such registration). Subject to the last sentence of this Section 3(d), no Transfer may be made under this Section 3, unless the Transferee agrees in writing to be bound by the provisions of this Agreement as though it were a Stockholder. Upon compliance with all provisions hereof, all other Stockholders agree to execute and deliver such amendments hereto as are necessary to cause such Transferee to become a Stockholder. Following a the first Public Offering, the second sentence of this Section 3(d) shall not apply in the case of Transfers pursuant to an underwritten Public Offering or broad distribution sale.

(e)

Notwithstanding any other provision of this Section 3, no Stockholder may Transfer, and no Person may acquire, the legal or beneficial ownership of any Restricted Stock unless such acquiring Person’s ownership of Restricted Stock is not reasonably likely to jeopardize any licensing from a Governmental Authority with respect to the Company or any of its subsidiaries. Following the first Public

Offering, the restrictions described in this Section 3(e) shall be qualified by the actual knowledge of the Transferring Stockholder (after limited inquiry) in the case of Transfers pursuant to an underwritten Public Offering or broad distribution sale.

(f)	Subject in the case of a Transfer permitted under clause (iii) of the definition of Permitted Transfer, to the limitations described in such clause (iii), a Transferee of Restricted Stock who becomes a Stockholder pursuant to this Section 3 shall have, to the extent Transferred, the rights and powers, and shall be subject to the restrictions and liabilities, of a Stockholder under this Agreement, unless such Transferee becomes a holder of such Restricted Stock either by way of an underwritten Public Offering or by way of a broad distribution sale permitted under this Section 3.

(g)	Under no circumstances shall a Transfer be made (i) to a competitor of the Company engaged in one or more of the hospitality, lodging and/or gaming industries, (ii) to an aggregator (meaning, a Person who is required to file a Schedule 13D (or successor form) under the Exchange Act disclosing an intent other than for investment) or (iii) which would cause a Stockholder to violate any provision of this Agreement. Following the first Public Offering, the restrictions described in this Section 3(g) shall be qualified by the actual knowledge of the Transferring Stockholder (after limited inquiry) in the case of Transfers pursuant to an underwritten Public Offering or broad distribution sale.

(h)	Each Adult Beneficiary agrees that in the event any Other Shares are Transferred to such Adult Beneficiary or trusts for the benefit of such Adult Beneficiary (and/or such Adult Beneficiary’s lineal descendants), such Adult Beneficiary shall use reasonable best efforts to secure the joinder of the Transferee of such Common Stock to this Agreement upon such Transfer. Upon the execution of such joinder by a Transferee, such Transferee will be considered to be a Stockholder for all purposes hereunder and such Transferee’s name shall be listed on an updated and revised Schedule C to be attached hereto.

4. Notices. Any notice or communication by and among the Stockholders under this Agreement is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address indicated on Schedule D attached hereto as amended from time to time. Any Stockholder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given upon receipt (assuming the intended recipient does not knowingly absent itself for the purpose of avoiding delivery, in which case the notice or communication will be deemed given when delivered to the carrier or sent by facsimile).

5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

6. Arbitration.

(a)	Except as otherwise specifically provided in this Agreement, any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration administered by the AAA. Any party to this Agreement may initiate arbitration by notice to any other party (a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of the arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Stockholder(s) involved in the arbitration who did not submit the Request for Arbitration from a list of at least five (5) individuals who are independent and qualified to serve as an arbitrator submitted by the Stockholder submitting the Request for Arbitration within fifteen (15) days after delivery of the Request for Arbitration. The Stockholder(s) who did not submit the Request for Arbitration will make the appointment within ten (10) days after it receives the list of qualified individuals. In the event the Stockholder submitting the Request for Arbitration fails to send a list of at least five (5) qualified individuals to serve as arbitrator to the other Stockholders within such fifteen-day time period, then the Stockholders who did not submit the Request for Arbitration shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration. In the event the Stockholders who did not submit the Request for Arbitration fail to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after its receipt of such list from the submitting Stockholder, the submitting Stockholder shall appoint one of the individuals from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who has no material business relationship, directly or indirectly, with any of the parties to this Agreement and who has at least ten (10) years of experience in the practice of law with experience in corporate governance. The arbitration hearing shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration hearing shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(b)

The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Illinois without reference to its internal conflicts of laws principles, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’

fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including the courts of Cook County, Illinois. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Illinois and of the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 6(a) OF THIS AGREEMENT.

(c)	The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including professional societies and organizations; provided, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

(d)	Notwithstanding any provision in this Agreement to the contrary, any Person who asserts a Claim challenging any action taken by Karl J. Breyer as co-trustee of the trusts listed on Schedules A-1, A-2 and A-3 attached hereto (or any successor to Karl J. Breyer as trustee of the trusts listed on Schedules A-1, A-2 and A-3 attached hereto) (Karl J. Breyer and any such successor referred to in this Section 6(d) as the “Third Trustee”) in entering into or performing this Agreement, shall be required to make an initial showing, from which the Arbitrator will determine whether further proceedings are warranted, that the Third Trustee was materially uninformed or misled, or that his determination process was corrupted (the “Applicable Standard”). If the Arbitrator determines that such initial showing is insufficient to meet the Applicable Standard, the Claim, insofar as it challenges any such action taken by the Third Trustee, shall be dismissed. This Section 6(d) may not be amended, modified or waived without the written consent of the Third Trustee.

7. Successors and Assigns. None of the parties shall have the right to assign any of its rights or delegate any of its obligations under this Agreement or any part hereof, except as expressly permitted herein. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective permitted successors and assigns.

8. No Other Relationships. Nothing herein contained shall be construed to constitute any Stockholder the legal representative or agent of any other Stockholder.

9. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible.

10. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

11. Counterparts; Effectiveness. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

12. No Trustee Liability. When this Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Agreement shall be construed as imposing any liability on any such trustee personally to pay any amounts required to be paid hereunder or thereunder, or to perform any covenant, either express or implied, contained herein or therein, all such personal liability, if any, having been expressly waived by the parties by their execution hereof. Any liability of a trust hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

13. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between or among the Stockholders, or any of them, with respect to the subject matter hereof, including, the Original Agreement.

14. Amendment and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by (a) holders of a majority of the Restricted Stock held by the Stockholders at the time such action is proposed to be taken or, in the case of a waiver, by the parties waiving compliance, and (b) each of the then living and legally competent individuals listed on Schedule B attached hereto under the heading “B-1,” so long as each such individual is the legal or beneficial owner of Restricted Stock. No delay on the part of any party on exercising any right, power or privileges hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

15. Confidentiality and Public Announcements. No party hereto shall make any publicity releases, interviews or other disclosure or dissemination of any information concerning this Agreement or its terms, or any party’s performance hereunder, to any Person without the prior written approval of the other parties hereto; provided, however, that this provision shall not prevent disclosure: (a) as required by applicable law, (b) to any party’s financial advisors or legal advisors who are bound by similar terms of confidentiality, (c) as is, in good faith, deemed necessary or advisable under applicable securities laws or the rules and regulations of any stock exchange by which a party is bound or (d) in connection with enforcement of this Agreement in an arbitration proceeding pursuant to Section 6 hereof.

16. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

18. Joinder by Adult Beneficiaries. The Adult Beneficiaries are joining this Agreement as beneficiaries under certain of the trusts listed on Schedules A-1, A-2, and A-3, as applicable, to confirm to the Trustees that the Adult Beneficiaries believe this Agreement is in their and their descendants’ best interests and welfare, that on their own behalf and on behalf of their descendants they consent to this Agreement, that they desire the Trustees to enter into this Agreement and that in the event the Adult Beneficiaries receive distributions or other Transfers of any Restricted Stock after the Effective Date, such Restricted Stock shall remain subject to the terms of this Agreement. Each Adult Beneficiary agrees that at such time as any child of such Adult Beneficiary turns 18 years old (a “New AB”) prior to the Restriction Expiration Date, such Adult Beneficiary shall use reasonable best efforts to secure the joinder of such New AB to this Agreement. Upon the execution of such joinder by a New AB, such New AB will be considered to be an Adult Beneficiary for all purposes hereunder and Schedule B hereto shall be deemed to be updated to reflect the addition of such New AB.

19. Termination. This Agreement shall terminate and be of no further force and effect on the first to occur of (a) with respect to any Stockholder, on the first date when such Stockholder no longer holds any shares of Restricted Stock, (b) upon the agreement in writing of each of the Stockholders party hereto or (c) on the Restriction Expiration Date; provided, that Sections 4 through 19 shall survive any termination or expiration of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement Relating to Stock as of the date first above written.

TRUSTS:

The Trusts Identified on Schedules A-1, A-2 and A-3, attached hereto

By:	/s/ Thomas J. Pritzker
Thomas J. Pritzker, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedules A-1, A-2 and A-3

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedules A-1, A-2 and A-3

By:	/s/ Karl J. Breyer
Karl J. Breyer, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedules A-1, A-2 and A-3

ADULT BENEFICIARIES:

/s/ Thomas J. Pritzker
Thomas J. Pritzker, individually

/s/ Penny Pritzker
Penny Pritzker, individually

/s/ Gigi Pritzker Pucker
Gigi Pritzker Pucker, individually

/s/ Jason Pritzker
Jason Pritzker, individually

/s/ Benjamin Pritzker
Benjamin Pritzker, individually

/s/ David Pritzker
David Pritzker, individually

/s/ Donald Pritzker Traubert
Donald Pritzker Traubert, individually

SCHEDULE A-1

Trusts f/b/o TJP Beneficiary Group

A.N.P. Trust #12

A.N.P. Trust #13A - Tom

A.N.P. Trust #14

A.N.P. Trust #18-Thomas

A.N.P. Trust #7A - Tom

A.N.P. Trust #8

Don G.C. Trust #1

F.L.P. Trust #11

LaSalle G.C. Trust #2

R.A. G.C. Trust #1

Tom Trust

LaSalle Trust No. 13

LaSalle Trust No. 42

LaSalle Trust No. 44

AMITY TRUST-OREGON # 33

APPLEGATE TRUST-OREGON # 34

ATHENA TRUST-OREGON # 35

AUMSVILLE TRUST-OREGON # 36

BELLEVIEW TRUST-OREGON # 37

BLY TRUST-OREGON # 38

CANYONVILLE TRUST-OREGON # 39

CHARLESTON TRUST-OREGON # 40

CRESCENT TRUST-OREGON #153

SUMMIT TRUST-OREGON #154

MILLER TRUST-OREGON #155

DAVIS TRUST-OREGON #156

ASTORIA TRUST-OREGON #185

PRINEVILLE TRUST-OREGON #186

ROSEBURG TRUST-OREGON #187

LAKEVIEW TRUST-OREGON #188

VALE TRUST-OREGON #189

HEPPNER TRUST-OREGON #190

MORO TRUST-OREGON #191

TILLAMOOK TRUST-OREGON #192

NEWMAN TRUST-WASHINGTON # 57

ROCK TRUST-WASHINGTON # 58

ROOSEVELT TRUST-WASHINGTON # 59

SHANNON TRUST-WASHINGTON # 60

STEVENS TRUST-WASHINGTON # 61

SPECTACLE TRUST-WASHINGTON # 62

GALISPELL TRUST-WASHINGTON # 63

WEST TRUST-WASHINGTON # 64

OZETTE TRUST-WASHINGTON #137

SKOKOMICH TRUST-WASHINGTON #138

CHEROKEE TRUST-WASHINGTON #139

SPOKANE TRUST-WASHINGTON #140

LUMMI TRUST-WASHINGTON #141

SHOALWATER TRUST-WASHINGTON #142

HOH TRUST-WASHINGTON #143

QUILLAYUTE TRUST-WASHINGTON #144

NOOKSACK TRUST-WASHINGTON #145

SUIATTLE TRUST-WASHINGTON #146

WHITE TRUST-WASHINGTON #147

ICICLE TRUST-WASHINGTON #148

KLICKITAT TRUST-WASHINGTON #149

WILLAPA TRUST-WASHINGTON #150

SNOW TRUST-WASHINGTON #151

DICKEY TRUST-WASHINGTON #152

Amarillo Residuary Trust #1

ECI QSST Trust #4

ECI QSST Trust #5

ECI QSST Trust #6

P.P.C. TRUST #2- TOM

2

SCHEDULE A-2

Trusts f/b/o PP Beneficiary Group

A.N.P. Trust #31

A.N.P. Trust #34 - Penny

A.N.P. Trust #36 - Penny

A.N.P. Trust #37

A.N.P. Trust #40 - Penny

A.N.P. Trust #42 - Penny

Don G.C. Trust #8

LaSalle G.C. Trust #9

LaSalle Trust No. 47

LaSalle Trust No. 51

Penny Trust

F. L. P. Trust #19

LaSalle Trust #47

LaSalle Trust #51

Penny Trust

CLATSOP TRUST-OREGON #145

COOS TRUST-OREGON #146

JOSEPHINE TRUST-OREGON #147

LANE TRUST-OREGON #148

MALHEUR TRUST-OREGON #149

SHERMAN TRUST-OREGON #150

UNION TRUST-OREGON #151

WASCO TRUST-OREGON #152

IDANHA TRUST-OREGON #193

IDAVILLE TRUST-OREGON #194

IMBLER TRUST-OREGON #195

INDEPENDENCE TRUST-OREGON #196

INTERLACHEN TRUST-OREGON #197

IONE TRUST-OREGON #198

IRRIGON TRUST-OREGON #199

IRVING TRUST-OREGON #200

SIMCOE TRUST-WASHINGTON # 17

CLIFTY TRUST-WASHINGTON # 18

CASHMERE TRUST-WASHINGTON # 19

CLARK TRUST-WASHINGTON # 20

BONANZA TRUST-WASHINGTON # 21

GOODE TRUST-WASHINGTON # 22

LOGAN TRUST-WASHINGTON # 23

JACK TRUST-WASHINGTON # 24

MARYSVILLE TRUST-WASHINGTON #161

LYNWOOD TRUST-WASHINGTON #162

3

EDMONDS TRUST-WASHINGTON #163

WINE TRUST-WASHINGTON #164

SEATTLE TRUST-WASHINGTON #165

BURIEN TRUST-WASHINGTON #166

TOWNSEND TRUST-WASHINGTON #167

FLAGLER TRUST-WASHINGTON #168

Amarillo Residuary Trust #8

P.P.C. TRUST #6- PENNY

P.P.C. TRUST #7- PENNY

R.A. G.C. Trust #8

4

SCHEDULE A-3

Trusts f/b/o GPP Beneficiary Group

A.N.P. Trust #11

A.N.P. Trust #13C - Gigi

A.N.P. Trust #17

A.N.P. Trust #5-Jean

A.N.P. Trust #6

A.N.P. Trust #7C - Gigi

F.L.P. Trust #14

Gigi Trust

LaSalle G.C. Trust #5

LaSalle Trust No. 49

LaSalle Trust No. 54

LaSalle Trust No. 58

R.A. G.C. Trust #4

ALBANY TRUST-OREGON # 73

ALTAMONT TRUST-OREGON # 74

BEND TRUST-OREGON # 75

GRESHAM TRUST-OREGON # 76

HILLSBORO TRUST-OREGON # 77

KEIZER TRUST-OREGON # 78

MILWAUKIE TRUST-OREGON # 79

PENDLETON TRUST-OREGON # 80

ADAMS TRUST-OREGON #169

ADRIAN TRUST-OREGON #170

ALVADORE TRUST-OREGON #171

AZALEA TRUST-OREGON #172

BALLSTON TRUST-OREGON #173

BARLOW TRUST-OREGON #174

BEAVER TRUST-OREGON #175

BECK TRUST-OREGON #176

OLYMPIC TRUST-WASHINGTON # 33

BREMERTON TRUST-WASHINGTON # 34

VANCOUVER TRUST-WASHINGTON # 35

DARRINGTON TRUST-WASHINGTON # 36

KEECHELUS TRUST-WASHINGTON # 37

FEDERATION TRUST-WASHINGTON # 38

HANFORD TRUST-WASHINGTON # 39

PAULS TRUST-WASHINGTON # 40

QUIET TRUST-WASHINGTON # 81

LEMEI TRUST-WASHINGTON # 82

SODA TRUST-WASHINGTON # 83

BOISTFORD TRUST-WASHINGTON # 84

5

SNAG TRUST-WASHINGTON # 85

WINDY TRUST-WASHINGTON # 86

MICA TRUST-WASHINGTON # 87

GYPSY TRUST-WASHINGTON # 88

Amarillo Residuary Trust #4

P.P.C. TRUST #2- GIGI

P.P.C. TRUST #6- GIGI

Don G.C. Trust #4

6

SCHEDULE B

Adult Beneficiaries

B-1:

Thomas J. Pritzker

Penny Pritzker

Gigi Pritzker Pucker

B-2:

Jason Pritzker

Benjamin Pritzker

David Pritzker

Donald Traubert

7

SCHEDULE C

Transferees of Other Shares

8

SCHEDULE D

Addresses

TRUSTEES	ADULT BENEFICIARIES:

Thomas J. Pritzker, Trustee 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4997	Thomas J. Pritzker 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4997

Marshall E. Eisenberg, Trustee c/o Neal, Gerber & Eisenberg LLP 2 North LaSalle, Suite 2200 Chicago, IL 60602 Fax: 312-269-1747	Penny Pritzker 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4891

Karl J. Breyer, Trustee 4535 IDS Center 80 South 8th Street Minneapolis, MN 55402 Fax: 612-851-2086	Gigi Pritzker Pucker c/o Pritzker Family Office, LLC 71 South Wacker Drive, 46th Floor Chicago, IL 60606 Fax: 312-873-4983

Jason Pritzker 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4997

Benjamin Pritzker 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4997

David Pritzker 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4997

Donald P. Traubert 71 South Wacker Drive, 47th Floor Chicago, IL 60606 Fax: 312-873-4891

9